Exhibit 10.1


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                             HINES NURSERIES, INC.,

                                   as Borrower


     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

                           LOAN AND SECURITY AGREEMENT

                          Dated as of January 18, 2007

                                  $100,000,000

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

                         CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

                                       and

                             BANK OF AMERICA, N.A.,

                                    as Agent

                         BANC OF AMERICA SECURITIES LLC,

                        As Lead Arranger and Book Manager


     ----------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION...............................1

     1.1      DEFINITIONS......................................................1
     1.2      ACCOUNTING TERMS................................................20
     1.3      UNIFORM COMMERCIAL CODE.........................................20
     1.4      CERTAIN MATTERS OF CONSTRUCTION.................................20

SECTION 2.    CREDIT FACILITIES...............................................21

     2.1      REVOLVER COMMITMENT.............................................21
     2.2      [INTENTIONALLY OMITTED..........................................22
     2.3      LETTER OF CREDIT FACILITY.......................................22

SECTION 3.    INTEREST, FEES AND CHARGES......................................24

     3.1      INTEREST........................................................24
     3.2      FEES............................................................26
     3.3      COMPUTATION OF INTEREST AND FEES................................26
     3.4      REIMBURSEMENT OBLIGATIONS.......................................26
     3.5      ILLEGALITY......................................................26
     3.6      INABILITY TO DETERMINE RATES....................................27
     3.7      INCREASED COSTS; CAPITAL ADEQUACY...............................27
     3.8      MITIGATION......................................................28
     3.9      FUNDING LOSSES..................................................28
     3.10     MAXIMUM INTEREST................................................28

SECTION 4.    LOAN ADMINISTRATION.............................................29

     4.1      MANNER OF BORROWING AND FUNDING REVOLVER LOANS..................29
     4.2      DEFAULTING LENDER...............................................30
     4.3      NUMBER AND AMOUNT OF LIBOR LOANS; DETERMINATION OF RATE.........30
     4.4      [INTENTIONALLY OMITTED].........................................30
     4.5      ONE OBLIGATION..................................................31
     4.6      EFFECT OF TERMINATION...........................................31

SECTION 5.    PAYMENTS........................................................31

     5.1      GENERAL PAYMENT PROVISIONS......................................31
     5.2      REPAYMENT OF REVOLVER LOANS.....................................31
     5.3      [INTENTIONALLY OMITTED..........................................31
     5.4      PAYMENT OF OTHER OBLIGATIONS....................................31
     5.5      MARSHALING; PAYMENTS SET ASIDE..................................31
     5.6      POST-DEFAULT ALLOCATION OF PAYMENTS.............................32
     5.7      APPLICATION OF PAYMENTS.........................................32
     5.8      LOAN ACCOUNT; ACCOUNT STATED....................................33
     5.9      TAXES...........................................................33

     5.10     FOREIGN LENDERS.................................................33
     5.11     [INTENTIONALLY OMITTED..........................................34

SECTION 6.    CONDITIONS PRECEDENT............................................34

     6.1      CONDITIONS PRECEDENT TO INITIAL LOANS...........................34
     6.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS...................35
     6.3      LIMITED WAIVER OF CONDITIONS PRECEDENT..........................36

SECTION 7.    COLLATERAL......................................................36

     7.1      GRANT OF SECURITY INTEREST......................................36
     7.2      LIEN ON DEPOSIT ACCOUNTS; CASH COLLATERAL.......................37
     7.3      REAL ESTATE COLLATERAL..........................................37
     7.4      OTHER COLLATERAL................................................38
     7.5      NO ASSUMPTION OF LIABILITY......................................38
     7.6      FURTHER ASSURANCES..............................................38
     7.7      FOREIGN SUBSIDIARY STOCK........................................39

SECTION 8.    COLLATERAL ADMINISTRATION.......................................39

     8.1      BORROWING BASE CERTIFICATES.....................................39
     8.2      ADMINISTRATION OF ACCOUNTS......................................39
     8.3      ADMINISTRATION OF INVENTORY.....................................40
     8.4      ADMINISTRATION OF EQUIPMENT AND OWNED REAL ESTATE...............40
     8.5      ADMINISTRATION OF DEPOSIT ACCOUNTS..............................41
     8.6      GENERAL PROVISIONS..............................................41
     8.7      POWER OF ATTORNEY...............................................42

SECTION 9.    REPRESENTATIONS AND WARRANTIES..................................43

     9.1      GENERAL REPRESENTATIONS AND WARRANTIES..........................43
     9.2      COMPLETE DISCLOSURE.............................................47

SECTION 10.   COVENANTS AND CONTINUING AGREEMENTS.............................47

     10.1     AFFIRMATIVE COVENANTS...........................................47
     10.2     NEGATIVE COVENANTS..............................................50
     10.3     FIXED CHANGE COVERAGE RATIO.....................................54

SECTION 11.   EVENTS OF DEFAULT; REMEDIES ON DEFAULT..........................55

     11.1     EVENTS OF DEFAULT...............................................55
     11.2     REMEDIES UPON DEFAULT...........................................56
     11.3     LICENSE.........................................................56
     11.4     SETOFF..........................................................57
     11.5     REMEDIES CUMULATIVE; NO WAIVER..................................57

SECTION 12.   AGENT...........................................................58

     12.1     APPOINTMENT, AUTHORITY AND DUTIES OF AGENT......................58
     12.2     AGREEMENTS REGARDING COLLATERAL AND FIELD EXAMINATION REPORTS...59
     12.3     RELIANCE BY AGENT...............................................59
     12.4     ACTION UPON DEFAULT.............................................59
     12.5     RATABLE SHARING.................................................60
     12.6     INDEMNIFICATION OF AGENT INDEMNITEES............................60
     12.7     LIMITATION ON RESPONSIBILITIES OF AGENT.........................60
     12.8     SUCCESSOR AGENT AND CO-AGENTS...................................60
     12.9     DUE DILIGENCE AND NON-RELIANCE..................................61
     12.10    REPLACEMENT OF CERTAIN LENDERS..................................61
     12.11    REMITTANCE OF PAYMENTS AND COLLECTIONS..........................61
     12.12    AGENT IN ITS INDIVIDUAL CAPACITY................................62
     12.13    AGENT TITLES....................................................62
     12.14    NO THIRD PARTY BENEFICIARIES....................................62

SECTION 13.   BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS............62

     13.1     SUCCESSORS AND ASSIGNS..........................................62
     13.2     PARTICIPATIONS..................................................63
     13.3     ASSIGNMENTS.....................................................63

SECTION 14.   MISCELLANEOUS...................................................64

     14.1     CONSENTS, AMENDMENTS AND WAIVERS................................64
     14.2     INDEMNITY.......................................................65
     14.3     NOTICES AND COMMUNICATIONS......................................65
     14.4     PERFORMANCE OF BORROWER'S OBLIGATIONS...........................65
     14.5     CREDIT INQUIRIES................................................66
     14.6     SEVERABILITY....................................................66
     14.7     CUMULATIVE EFFECT; CONFLICT OF TERMS............................66
     14.8     COUNTERPARTS....................................................66
     14.9     ENTIRE AGREEMENT................................................66
     14.10    OBLIGATIONS OF LENDERS..........................................66
     14.11    CONFIDENTIALITY.................................................66
     14.12    INTENTIONALLY OMITTED...........................................67
     14.13    GOVERNING LAW...................................................67
     14.14    CONSENT TO FORUM................................................67
     14.15    WAIVERS BY BORROWER.............................................67
     14.16    PATRIOT ACT NOTICE..............................................68

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A          Revolver Note
Exhibit B          Assignment and Acceptance
Exhibit C          Assignment Notice
Schedule 1.1       Commitments of Lenders
Schedule 8.5       Deposit Accounts
Schedule 8.6.1     Business Locations
Schedule 9.1.4     Names and Capital Structure
Schedule 9.1.5     Former Names and Companies
Schedule 9.1.12    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15    Environmental Matters
Schedule 9.1.16    Restrictive Agreements
Schedule 9.1.17    Litigation
Schedule 9.1.19    Pension Plans
Schedule 9.1.21    Labor Contracts
Schedule 10.2.1    Borrowed Money
Schedule 10.2.2    Existing Liens
Schedule 10.2.7    Existing Loans
Schedule 10.2.17   Existing Affiliate Transactions

                           LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT is dated as of January 18, 2007 among HINES NURSERIES, INC., a California corporation ("BORROWER"), the financial institutions party to this Agreement from time to time as lenders (collectively, "LENDERS"), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("AGENT").

                                R E C I T A L S:

        Borrower has requested that Lenders provide a credit facility to Borrower to finance its business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION

        1.1 DEFINITIONS. As used herein, the following terms have the meanings set forth below:

        ACCOUNT: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

        ACCOUNT DEBTOR: a Person who is obligated under an Account, Chattel Paper or General Intangible.

        ACCOUNTS FORMULA AMOUNT: 85% of the Value of Eligible Accounts.

        ACQUISITION: any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person or (b) the acquisition of one hundred percent (100%) of the Equity Interests of any Person.

        AFFILIATE: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have correlative meanings.

        AGENT INDEMNITEES: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

        AGENT PROFESSIONALS: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

        ANTI-TERRORISM LAWS: any laws relating to terrorism or money laundering, including the Patriot Act.

        APPLICABLE LAW: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

        APPLICABLE MARGIN: with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability for the last calendar month:

                                                      Base Rate         LIBOR
                               Average                 Revolver        Revolver      Unused Line
         Level              Availability                Loans           Loans            Fee
         -----              ------------                -----           -----            ---
           I                >$75,000,000                0.50%           1.50%           0.30%
          II       >$50,000,000 but <=$75,000,000       0.75%           1.75%           0.30%
          III      >$25,000,000 but <=$50,000,000       1.00%           2.00%           0.25%
          IV               <=$25,000,000                1.25%           2.25%           0.25%

Until June 30, 2007, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to SECTION 8.1 of the Borrowing Base Certificate for the preceding calendar month, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any Borrowing Base Certificate due in the preceding month has not been received, then the margins shall be determined as if Level IV (or Level I in respect of the Unused Line Fee) were applicable, from such day until the first day of the calendar month following actual receipt.

        APPROVED FUND: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

        ASSET DISPOSITION: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

        ASSIGNMENT AND ACCEPTANCE: an assignment agreement between a Lender and Eligible Assignee, in the form of EXHIBIT B.

        AVAILABILITY: the Borrowing Base minus the principal balance of all Revolver Loans.

        AVAILABILITY BLOCK: $15,000,000 which shall be reduced to $0 at such time when Borrower has delivered to Agent financial statements and corresponding Compliance Certificates for two consecutive Fiscal Quarters which demonstrate that Borrower has achieved a Fixed Charge Coverage Ratio of at least 1.1:1.0 for two consecutive Fiscal Quarters.

        AVAILABILITY RESERVE: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral other than Permitted Liens; (f) the Availability Block; (g) a reserve in the amount of $1,000,000 which shall be eliminated at such time when Borrower provides Agent with a written analysis of its License Agreements pursuant to
SECTION 10.1.2(J), at which time the Eligible Inventory subject to restrictions under clause (j) of the definition of Eligible Inventory shall no longer be Eligible Inventory; and (h) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

        AVERAGE AVAILABILITY: for any calendar month, the average amount of Availability for each day in such calendar month.

        BANK OF AMERICA: Bank of America, N.A., a national banking association, and its successors and assigns.

        BANK OF AMERICA INDEMNITEES: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

        BANK PRODUCT: any of the following products, services or facilities extended to Borrower or any Subsidiary by Bank of America or any of its
Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements;
(c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Borrower or any Subsidiary, other than Letters of Credit.

        BANK PRODUCT DEBT: Debt and other obligations of an Obligor relating to Bank Products.

        BANK PRODUCT RESERVE: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

        BANKRUPTCY CODE: Title 11 of the United States Code.

        BASE RATE: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        BASE RATE LOAN: any Loan that bears interest based on the Base Rate.

        BASE RATE REVOLVER LOAN: a Revolver Loan that bears interest based on the Base Rate.

        BOARD OF GOVERNORS: the Board of Governors of the Federal Reserve
System.

        BORROWED MONEY: with respect to any Obligor, without duplication, its
(a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

        BORROWING: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

        BORROWING BASE: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, MINUS the LC Reserve, MINUS the Availability Block; or (b) the sum of the Accounts Formula Amount, PLUS the Inventory Formula Amount, MINUS the Availability Reserve.

        BORROWING BASE CERTIFICATE: a certificate, in form and substance satisfactory to Agent, by which Borrower certifies calculation of the Borrowing Base.

        BUSINESS DAY: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and Illinois, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

        CAPITAL EXPENDITURES: all liabilities incurred, expenditures made or payments due (whether or not made) by Borrower or a Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases but excluding (a) expenditures consisting of Acquisitions permitted under SECTION 10.2.5 hereof and (b) expenditures on assets ("Replaced Assets") made substantially concurrently with the sale of, or pursuant to an exchange for or trade-in of, any existing asset of like kind and character (PROVIDED, that there shall be included in Capital Expenditures the excess, if any, of the purchase price of the Replaced Asset over the proceeds of, or credit given in connection with the assets being sold, exchanged or traded in).

        CAPITAL LEASE: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

        CASH COLLATERAL: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

        CASH COLLATERAL ACCOUNT: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent's Liens for the benefit of Secured Parties.

        CASH COLLATERALIZE: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. "CASH COLLATERALIZATION" has a correlative meaning.

        CASH EQUIVALENTS: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

        CASH MANAGEMENT SERVICES: any services provided from time to time by Bank of America or any of its Affiliates to Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

        CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.).

        CHANGE IN LAW: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        CHANGE OF CONTROL: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Borrower; (b) a change in the majority of directors of Parent unless approved by the then majority of directors; (c) all or substantially all of Borrower's assets are sold or transferred or (d) a "Change of Control" occurs (as such term is defined in the Indenture).

        CLAIMS: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

        CLOSING DATE: as defined in SECTION 6.1.

        CODE: the Internal Revenue Code of 1986.

        COLLATERAL: all Property described in SECTION 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

        COMMITMENT: for any Lender, the aggregate amount of such Lender's Revolver Commitment. "COMMITMENTS" means the aggregate amount of all Revolver Commitments.

        COMMITMENT TERMINATION DATE: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrower terminates the Revolver Commitments pursuant to SECTION 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to SECTION 11.2.

        COMPLIANCE CERTIFICATE: a certificate, in form and substance satisfactory to Agent, by which Borrower certifies compliance with SECTIONS
10.2.3 and 10.3.

        CONTINGENT OBLIGATION: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("PRIMARY OBLIGATIONS") of another obligor ("PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

        CREDIT JUDGMENT: Agent's judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could materially adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent's Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrower on the security of the Collateral.

        CWA: the Clean Water Act (33 U.S.C. ss.ss. 1251 ET SEQ.).

        DEBT: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business (except to the extent being disputed in good faith); (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

        DEFAULT: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

        DEFAULT RATE: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

        DEPOSIT ACCOUNT CONTROL AGREEMENTS: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations, to the extent required to be executed under this Agreement.

        DESIGNATED REAL ESTATE: Borrower's Real Estate known as Farm C and located in Florida and Borrower's Real Estate located in Blairsville, Georgia.

        DISTRIBUTION: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

        DOLLARS: lawful money of the United States.

        DOMINION ACCOUNT: a special account established by Borrower at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes (at Agent's election during the continuation of an Event of Default or when Availability is less than $65,000,000 prior to the Syndication Date or less than $25,000,000 from and after the Syndication Date) and which is subject to a Deposit Account Control Agreement.

        EBITDA: determined on a consolidated basis for Borrower and Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, losses from the write-off of goodwill, gains or losses from the effects of discontinued operations relating to the sale of Designated Real Estate, the closing of the Northeast Nurseries and other Permitted Asset Dispositions and any extraordinary gains (in each case, to the extent included in determining net income). For purposes of calculating the Fixed Charge Coverage Ratio for any Fiscal Quarter ending on or prior to the second Fiscal Quarter of the 2007 Fiscal Year, EBITDA shall be deemed to be (a) ($-566,000) for the first Fiscal Quarter of the 2006 Fiscal Year, (b) $12,405,000 for the second Fiscal Quarter of the 2006 Fiscal Year, (c) ($-3,153,000) for the third Fiscal Quarter of the 2006 Fiscal Year and (d) actual EBITDA for the fourth Fiscal Quarter of the 2006 Fiscal Year reflected on the financial statements delivered in accordance with
SECTION 10.1.2.

        ELIGIBLE ACCOUNT: an Account owing to Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date; PROVIDED, THAT such 120 day period shall be increased to 180 days after the original invoice date with respect to Accounts for which the Account Debtor is an independent garden center or garden center chain and for which the invoice provides that payment is due more than 30 days but less than or equal to 180 days from the date of such invoice; PROVIDED, FURTHER, that the aggregate amount of all such Accounts under the foregoing proviso that may constitute Eligible Accounts shall not exceed 35% of all Eligible Accounts; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); PROVIDED, that such percentage shall be increased to (i) 30% in respect of Accounts owing by Home Depot Inc. and (ii) 30% in respect of Accounts owing by Lowe's Companies, Inc.; (d) it does not conform with a covenant or representation set forth in SECTIONS 8.2.1 and 9.1.7 herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a valid offset or there has been asserted a counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent unless in each case payment thereof is secured in a manner reasonably acceptable to Agent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account Debtor has supplied Borrower with an irrevocable letter of credit in form and substance reasonably satisfactory to the Agent, issued by a financial institution reasonably satisfactory to the Agent and which has been duly transferred to the Agent (together with sufficient documentation to permit direct draws by the Agent) or
(ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount reasonably acceptable to Agent; (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien other than a Permitted Lien; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) the Account Debtor has made a partial payment (in which case the amount of such partial payment shall be excluded from the eligible portion of such Account), or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (p) it is payable by an individual who is purchasing for personal, family or household purposes. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

        ELIGIBLE ASSIGNEE: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

        ELIGIBLE INVENTORY: Inventory owned by Borrower that Agent, in its Credit Judgment, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held by Borrower on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, and does not violate any Environmental Law; (f) conforms with the covenants and representations in
SECTION 8.3; (g) is subject to Agent's duly perfected, first priority Lien, and no other Lien other than Permitted Liens; (h) is within the continental United States, is not in transit except between locations of Borrower or to Home Depot Inc. through consignment permitted under this clause (h), and is not consigned to any Person other than to Home Depot Inc.; PROVIDED, THAT, the Value of such Inventory consigned to Home Depot Inc. that may constitute Eligible Inventory shall not exceed $3,000,000; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts Borrower's or Agent's right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; PROVIDED, that this clause (j) shall not apply to any consignment to Home Depot Inc. permitted under clause (h) above; and PROVIDED, FURTHER, that this clause (j) shall not apply to any Inventory until sixty (60) days after the Closing Date; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

        ENFORCEMENT ACTION: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

        ENVIRONMENTAL LAWS: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

        ENVIRONMENTAL NOTICE: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

        ENVIRONMENTAL RELEASE: a release as defined in CERCLA or under any other Environmental Law.

        EQUITY INTEREST: the interest of any (a) shareholder in a corporation;
(b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

        ERISA: the Employee Retirement Income Security Act of 1974.

        ERISA AFFILIATE: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        ERISA EVENT: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure by any Obligor or ERISA Affiliate to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

        EVENT OF DEFAULT: as defined in Section 11.

        Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) in the case of a Foreign Lender, any withholding tax attributable to such Foreign Lender's failure or inability to comply with Section 5.10 and (c) in the case of any Foreign Lender, any United States federal withholding taxes that would be imposed on amounts payable to such Foreign Lender based upon the applicable withholding rate in effect at the time a Foreign Lender becomes a party to this Agreement or designates a new Lending Office, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax.

        EXTRAORDINARY EXPENSES: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

        FEE LETTER: the fee letter agreement between Agent and Borrower.

        FISCAL QUARTER: a fiscal quarter of the Borrower consisting of a period of thirteen weeks of any Fiscal Year, commencing on the first day of a Fiscal Year.

        FISCAL YEAR: the fiscal year of Borrower ending on the Sunday nearest to the last day of the calendar year.

        FIXED CHARGE COVERAGE RATIO: the ratio, determined on a consolidated basis for Borrower and Subsidiaries for the most recent four Fiscal Quarters, of
(a) EBITDA MINUS Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid (other than taxes payable in connection with Permitted Asset Dispositions), to (b) Fixed Charges.

        FIXED CHARGES: the sum of interest expense (other than payment-in-kind), scheduled principal payments made on Borrowed Money (other than the Revolving Loans), and Distributions made.

        FLSA: the Fair Labor Standards Act of 1938.

        FOREIGN LENDER: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

        FOREIGN PLAN: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

        FOREIGN SUBSIDIARY: a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrower.

        FULL PAYMENT: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

        GAAP: generally accepted accounting principles in effect in the United States from time to time.

        GOVERNMENTAL APPROVALS: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

        GOVERNMENTAL AUTHORITY: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

        GUARANTORS: Parent and each other Person who guarantees payment or performance of any Obligations; PROVIDED, HOWEVER, that no Foreign Subsidiary shall be a Guarantor.

        GUARANTY: each guaranty agreement executed by a Guarantor in favor of Agent.

        HEDGING AGREEMENT: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

        INDEMNIFIED TAXES: Taxes other than Excluded Taxes.

        INDEMNITEES: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

        INDENTURE: that certain Indenture dated as of September 30, 2003 among Borrower, Parent, the Subsidiary Guarantors named therein and Bank of New York as the Trustee.

        INSOLVENCY PROCEEDING: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

        INSURANCE ASSIGNMENT: each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor's rights under key-man life, business interruption or other insurance policies as Agent deems appropriate, as security for the Obligations.

        INTELLECTUAL PROPERTY: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

        INTELLECTUAL PROPERTY CLAIM: any claim or assertion (whether in writing, by suit or otherwise) that Borrower's or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

        INTEREST PERIOD: as defined in SECTION 3.1.3.

        INVENTORY: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in Borrower's business (but excluding Equipment).

        INVENTORY FORMULA AMOUNT: (a) during the period commencing on December 31 of each calendar year and ending on April 30 of the following calendar year, the lesser of (i) 65% of the Value of Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory and (b) during the period commencing on May 1 of each calendar year and ending on December 30 of each calendar year, the lesser of (i) 55% of the Value of Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

        INVENTORY RESERVE: reserves reasonably established by Agent to reflect factors that may materially negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

        INVESTMENT: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

        IRS: the United States Internal Revenue Service.

        ISSUING BANK: Bank of America or an Affiliate of Bank of America.

        ISSUING BANK INDEMNITEES: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

        LC APPLICATION: an application by Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

        LC CONDITIONS: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in SECTION 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; (e) the form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion; and (f) until the Syndication Date, no Letter of Credit may be issued if the total LC Obligations outstanding at such time (including the requested Letter of Credit), together with the unpaid balance of Revolver Loans outstanding at such time, exceeds $50,000,000.

        LC DOCUMENTS: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

        LC OBLIGATIONS: the sum (without duplication) of (a) all amounts owing by Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

        LC REQUEST: a request for issuance of a Letter of Credit, to be provided by Borrower to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

        LC RESERVE: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to the Issuing Bank.

        LENDER INDEMNITEES: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

        LENDERS: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

        LENDING OFFICE: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower.

        LETTER OF CREDIT: any standby or documentary letter of credit issued by Issuing Bank for the account of Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of Borrower.

        LETTER OF CREDIT SUBLINE: $15,000,000.

        LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America's London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

        LIBOR LOAN: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

        LIBOR REVOLVER LOAN: a Revolver Loan that bears interest based on LIBOR.

        LICENSE: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

        LICENSOR: any Person from whom an Obligor obtains the right to use any Intellectual Property.

        LIEN: any Person's interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

        LIEN WAIVER: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

        LOAN: a Revolver Loan.

        LOAN ACCOUNT: the loan account established by each Lender on its books pursuant to SECTION 5.8.

        LOAN DOCUMENTS: this Agreement, Other Agreements and Security Documents.

        LOAN YEAR: each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.

        MARGIN STOCK: as defined in Regulation U of the Board of Governors.

        MATERIAL ADVERSE EFFECT: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or condition (financial or otherwise) of the Obligors taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of any Obligor to perform any material obligations under the Loan Documents, including repayment of any Obligations; or
(c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

        MATERIAL CONTRACT: any agreement or arrangement to which Borrower or a Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $500,000 or more.

        MOODY'S: Moody's Investors Service, Inc., and its successors.

        MORTGAGE: each mortgage, deed of trust or deed to secure debt pursuant to which Borrower grants to Agent, for the benefit of Secured Parties, Liens upon the Owned Real Estate of Borrower, as security for the Obligations.

        MULTIEMPLOYER PLAN: any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        NET PROCEEDS: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral (including Purchase Money Liens on the assets being sold); (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

        NOLV PERCENTAGE: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower's Inventory performed by an appraiser and on terms satisfactory to Agent.

        NORTHEAST NURSERIES: Borrower's northeast nursery operations in Danville and Pipersville, Pennsylvania and Newark and Utica, New York .

        NOTES: each Revolver Note or other promissory note executed by Borrower to evidence any Obligations.

        NOTICE OF BORROWING: a Notice of Borrowing to be provided by Borrower to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

        NOTICE OF CONVERSION/CONTINUATION: a Notice of Conversion/Continuation to be provided by Borrower to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

        OBLIGATIONS: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
OBLIGOR: Borrower, each Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

        ORDINARY COURSE OF BUSINESS: the ordinary course of business of Borrower or any Subsidiary, consistent with past practices and undertaken in good faith.

        ORGANIC DOCUMENTS: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

        OSHA: the Occupational Safety and Hazard Act of 1970.

        OTHER AGREEMENT: each Note; LC Document; Fee Letter; Lien Waiver; Related Real Estate Document; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

        OTHER TAXES: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

        OVERADVANCE: as defined in SECTION 2.1.5.

        OVERADVANCE LOAN: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

        OWNED REAL ESTATE: all Real Estate owned in fee by Borrower.

        PARENT: Hines Horticulture, Inc., a Delaware corporation.

        PARENT SECURITY AGREEMENT: that certain Security Agreement executed by Parent in favor of Agent dated as of the Closing Date.

        PARTICIPANT: as defined in SECTION 13.2.

        PATENT ASSIGNMENT: each patent collateral assignment agreement pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor's interests in its patents, as security for the Obligations.

        PATRIOT ACT: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. No. 107-56, 115 Stat. 272 (2001), as amended.

        PAYMENT ITEM: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

        PBGC: the Pension Benefit Guaranty Corporation.

        PENSION PLAN: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

        PERMITTED ASSET DISPOSITION: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent, an Asset Disposition that is
(a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $2,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor's default; (e) a sale of Designated Real Estate; (f) a disposition of Equipment in connection with a sale and leaseback transaction so long as the Equipment sold does not have a fair market or book value (whichever is more) in excess of $500,000 in the aggregate; (g) a sale or disposition of other assets (other than Accounts, Inventory or Equity Interests) the fair market value or book value (whichever is more) of which does not exceed $500,000 in the aggregate; (h) a disposition of leased transportation Equipment purchased by the Borrower in connection with closing of the Northeast Nurseries or (i) approved in writing by Agent and Required Lenders. Notwithstanding the foregoing, a Permitted Asset Disposition shall include the sale of Inventory on consignment to Home Depot Inc. so long as the Value of such Inventory on consignment at any one time does not exceed 8% of the Value of all of Borrower's Inventory at such time.

        PERMITTED CONTINGENT OBLIGATIONS: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder; (f) arising under the Loan Documents; (g) in an aggregate amount of $2,000,000 or less at any time or (h) relating to Debt permitted under SECTION 10.2.1.

        PERMITTED LIEN: as defined in SECTION 10.2.2.

        PERMITTED PURCHASE MONEY DEBT: Purchase Money Debt and Capital Leases of Borrower and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount of such Purchase Money Debt and Capital Leases does not exceed $3,000,000 at any time and its incurrence does not violate SECTION 10.2.3.

        PERSON: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

        PLAN: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

        PRO RATA: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender's Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender's Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

        PROPERLY CONTESTED: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP;
(d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Obligor; (e) no Lien is imposed on any material portion of the assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

        PROPERTY: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        PROTECTIVE ADVANCES: as defined in SECTION 2.1.6.

        PURCHASE MONEY DEBT: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

        PURCHASE MONEY LIEN: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

        RCRA: the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6991-6991i).

        REAL ESTATE: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

        REFINANCING CONDITIONS: the following conditions for Refinancing Debt:
(a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrower than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

        REFINANCING DEBT: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under SECTION 10.2.1(B), (D) or (F).

        REIMBURSEMENT DATE: as defined in SECTION 2.3.2.

        RELATED REAL ESTATE DOCUMENTS: with respect to any Owned Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review prior to the effective date of the
Mortgage: (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on the effective date of such mortgage; (b) with respect to any Owned Real Estate acquired after the Closing Date, such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) with respect to any Owned Real Estate acquired after the Closing Date, if requested by Agent, a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor reasonably acceptable to Agent; (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to Agent, if the Owned Real Estate is within a flood plain; (e) with respect to any Owned Real Estate acquired after the Closing Date, if requested by Agent, an existing environmental assessment, prepared by environmental engineers reasonably acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance reasonably satisfactory to Agent; and (f) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Owned Real Estate acquired after the Closing Date.

        RENT AND CHARGES RESERVE: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve not to exceed six months' rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver; PROVIDED, that no reserve shall be implemented under clause (b) of this definition until 120 days after the Closing Date.

        REPORT: as defined in SECTION 12.2.3.

        REPORTABLE EVENT: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        REQUIRED LENDERS: Lenders (subject to SECTION 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

        RESERVE PERCENTAGE: the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

        RESTRICTED INVESTMENT: any Investment by Borrower or a Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date;
(b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under SECTION 10.2.7 and (d) Investments in Subsidiaries formed to effectuate an Acquisition permitted under SECTION 10.2.5 so long as all the requirements of SECTION 7.6 are satisfied.

        RESTRICTIVE AGREEMENT: an agreement (other than a Loan Document) that conditions or restricts the right of Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

        REVOLVER COMMITMENT: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on SCHEDULE 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. "REVOLVER COMMITMENTS" means the aggregate amount of such commitments of all Lenders.

        REVOLVER LOAN: a loan made pursuant to SECTION 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

        REVOLVER NOTE: a promissory note to be executed by Borrower in favor of a Lender in the form of EXHIBIT A, which shall be in the amount of such Lender's Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

        REVOLVER TERMINATION DATE: January 18 , 2012.

        ROYALTIES: all royalties, fees, expense reimbursement and other amounts payable by Borrower under a License.

        S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        SECURED PARTIES: Agent, Issuing Bank, Lenders and providers of Bank Products.

        SECURITY DOCUMENTS: the Guaranties, Mortgages, Patent Assignments, Trademark Security Agreements, Insurance Assignments, Deposit Account Control Agreements, the Parent Security Agreement and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

        SENIOR NOTES: the 10.25% senior notes of Borrower in the principal outstanding amount of $175,000,000 as of the Closing Date issued pursuant to the Indenture and coming due on October 1, 2011.

        SENIOR OFFICER: the president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

        SETTLEMENT REPORT: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

        SOLVENT: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities);
(b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. "FAIR SALABLE VALUE" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

        SUBORDINATED DEBT: Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

        SUBSIDIARY: any entity at least 50% of whose voting securities or Equity Interests is owned by Borrower (including indirect ownership by Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

        SWINGLINE LOAN: any Borrowing of Base Rate Revolver Loans funded with Agent's funds, until such Borrowing is settled among Lenders pursuant to SECTION 4.1.3.

        SYNDICATION DATE: the date on which Agent notifies Borrower in writing that either syndication of the credit facility hereunder is complete or that Bank of America, N.A. has agreed to remain as the sole Lender under this Agreement.

        TARGET: any Person or business division or assets of any Person acquired or proposed to be acquired in an Acquisition.

        TAXES: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        TRADEMARK SECURITY AGREEMENT: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor's interests in trademarks, as security for the Obligations.

        TRANSFEREE: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

        TYPE: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

        UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

        UNFUNDED PENSION LIABILITY: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        UPSTREAM PAYMENT: a Distribution by a Subsidiary of Borrower to Borrower.

        VALUE: (a) for Inventory, its value determined on the basis of the lower of market or cost, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrower and its Affiliates; and (b) for an Account, its gross face amount, net of any returns, rebates, discounts, credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

        1.2 ACCOUNTING TERMS. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower's certified public accountants concur in such change, the change is disclosed to Agent, and
SECTION 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

        1.3 UNIFORM COMMERCIAL CODE. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

        1.4 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding." The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of EJUSDEM GENERIS shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Agent's notice address under SECTION 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrower shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties.

SECTION 2.  CREDIT FACILITIES

        2.1     REVOLVER COMMITMENT

                2.1.1 REVOLVER LOANS. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrower from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, until the Syndication Date, in no event shall Borrower request a Revolver Loan, and in no event shall Lenders have any obligation to honor a request for a Revolver Loan, if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan), together with all LC Obligations outstanding at such time, exceeds $50,000,000.

                2.1.2 REVOLVER NOTES The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrower shall deliver a Revolver Note to such Lender.

                2.1.3 USE OF PROCEEDS The proceeds of Revolver Loans shall be used by Borrower solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrower, including Acquisitions and Capital Expenditures permitted hereunder.

                2.1.4   VOLUNTARY REDUCTION OR TERMINATION OF REVOLVER
                        COMMITMENTS.

                (a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 10 days prior written notice to Agent at any time after the first Loan Year, Borrower may, at its option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrower shall be irrevocable. On the termination date, Borrower shall make Full Payment of all Obligations.

                (b) Borrower may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 15 days prior written notice to Agent delivered at any time after the First Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

                2.1.5 OVERADVANCES If the aggregate Revolver Loans exceed the Borrowing Base ("OVERADVANCE") or the aggregate Revolver Commitments at any time, the excess amount shall be payable by Borrower on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrower to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed $10,000,000; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $1,000,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall Borrower or any other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

                2.1.6 PROTECTIVE ADVANCES Agent shall be authorized, in its discretion, at any time that any conditions in SECTION 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans ("PROTECTIVE ADVANCES") (a) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent's authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent's determination that funding of a Protective Advance is appropriate shall be conclusive.

        2.2     [INTENTIONALLY OMITTED.]

        2.3     LETTER OF CREDIT FACILITY.

                2.3.1 ISSUANCE OF LETTERS OF CREDIT Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

                (a) Borrower acknowledges that Issuing Bank's willingness to issue any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied. If Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

                (b) Letters of Credit may be requested by Borrower only (i) to support obligations of Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

                (c) Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrower are discharged with proceeds of any Letter of Credit.

                (d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

                2.3.2   REIMBURSEMENT; PARTICIPATIONS.

                (a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, on the same day ("REIMBURSEMENT DATE"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrower. The obligation of Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrower may have at any time against the beneficiary. Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in SECTION 6 are satisfied.

                (b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrower does not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

                (c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Borrower or any other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

                (d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

                2.3.3 CASH COLLATERAL If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrower shall, at Issuing Bank's or Agent's request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. If Borrower fails to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in SECTION 6 are satisfied).

SECTION 3.  INTEREST, FEES AND CHARGES

        3.1     INTEREST.

                3.1.1   RATES AND PAYMENT OF INTEREST.

                (a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin;
(ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrower. If a Loan is repaid on the same day made, one day's interest shall accrue.

                (b) During an Insolvency Proceeding with respect to Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

                (c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Loan, the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

                3.1.2   APPLICATION OF LIBOR TO OUTSTANDING LOANS.

                (a) Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan. In addition, until Agent notifies Borrower that syndication of the credit facility hereunder is complete, no Loan may be made as or converted into a LIBOR Loan.

                (b) Whenever Borrower desires to convert or continue Loans as LIBOR Loans, Borrower shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert such Loans into Base Rate Loans.

                3.1.3 INTEREST PERIODS In connection with the making, conversion or continuation of any LIBOR Loans, Borrower shall select an interest period ("INTEREST PERIOD") to apply, which interest period shall be one, two, or three months; PROVIDED, HOWEVER, that:

                (a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

                (b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

                (c) no Interest Period shall extend beyond the Revolver Termination Date.

                3.1.4 INTEREST RATE NOT ASCERTAINABLE. If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrower of such determination. Until Agent notifies Borrower that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

        3.2     FEES.

                3.2.1 UNUSED LINE FEE. Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin (for unused line fees) per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

                3.2.2 LC FACILITY FEES. Borrower shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

                3.2.3 OTHER FEES. Borrower shall pay to Agent the fees described in the Fee Letter.

        3.3 COMPUTATION OF INTEREST AND FEES. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under SECTION 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrower under
SECTION 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

        3.4 REIMBURSEMENT OBLIGATIONS. Borrower shall reimburse Agent for all Extraordinary Expenses. Borrower shall also reimburse Agent for all reasonable out-of-pocket costs for legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of SECTION 10.1.1(B), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party. If, for any reason (including inaccurate reporting on Borrowing Base Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrower shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrower under this Section shall be due on demand.

        3.5 ILLEGALITY. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrower shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

        3.6 INABILITY TO DETERMINE RATES. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

        3.7     INCREASED COSTS; CAPITAL ADEQUACY.

                3.7.1   CHANGE IN LAW. If any Change in Law shall:

                (a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

                (b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

                (c) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

                3.7.2 CAPITAL ADEQUACY. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender's or Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or holding company's capital as a consequence of this Agreement, or such Lender's or Issuing Bank's Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Issuing Bank's and holding company's policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

                3.7.3 COMPENSATION. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

        3.8 MITIGATION. If any Lender gives a notice under SECTION 3.5 or requests compensation under SECTION 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under SECTION 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        3.9 FUNDING LOSSES. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrower fails to repay a LIBOR Loan when required hereunder, then Borrower shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

        3.10 MAXIMUM INTEREST. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("MAXIMUM RATE"). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.  LOAN ADMINISTRATION

        4.1     MANNER OF BORROWING AND FUNDING REVOLVER LOANS.

                4.1.1   NOTICE OF BORROWING.

                (a) Whenever Borrower desires funding of a Borrowing of Revolver Loans, Borrower shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify
(A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

                (b) Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Agent or any of its Affiliates.

                (c) If Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

                4.1.2 FUNDINGS BY LENDERS. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender's Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrower. If a Lender's share of any Borrowing is not in fact received by Agent, then Borrower agrees to repay to Agent ON DEMAND the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

                4.1.3   SWINGLINE LOANS; SETTLEMENT.

                (a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrower, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrower to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

                (b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once each month. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender's obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in SECTION 6 are satisfied. If, due to an Insolvency Proceeding with respect to Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent's request therefor.

                4.1.4 NOTICES. Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrower based on telephonic or e-mailed instructions. Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower's behalf.

        4.2 DEFAULTING LENDER. If a Lender fails to make any payment to Agent that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender's defaulted obligations or readvance the funds to Borrower in accordance with this Agreement. The failure of any Lender to fund a Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Borrower) that, solely for purposes of determining a defaulting Lender's right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a "Lender" until all its defaulted obligations have been cured.

        4.3 NUMBER AND AMOUNT OF LIBOR LOANS; DETERMINATION OF RATE. For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Borrowings shall be allocated among Lenders on a Pro Rata basis. No more than seven Borrowings of LIBOR Loans may be outstanding at any time, and each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof. Upon determining LIBOR for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone or electronically and, if requested by Borrower, shall confirm any telephonic notice in writing.

        4.4     [INTENTIONALLY OMITTED].

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        4.5     ONE OBLIGATION. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrower and shall be secured by Agent's Lien upon all Collateral.

        4.6 EFFECT OF TERMINATION. On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates' Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Borrower contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrower and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. The provisions of SECTIONS 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.  PAYMENTS

        5.1 GENERAL PAYMENT PROVISIONS. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrower may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under SECTION 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans; provided, however, that as long as no Event of Default exists, prepayments of LIBOR Loans may, at the option of Borrower and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods.

        5.2 REPAYMENT OF REVOLVER LOANS. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrower shall, on the sooner of Agent's demand or the first Business Day after Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

        5.3     [INTENTIONALLY OMITTED.]

        5.4 PAYMENT OF OTHER OBLIGATIONS. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, ON DEMAND.

        5.5 MARSHALING; PAYMENTS SET ASIDE. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrower is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

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        5.6     POST-DEFAULT ALLOCATION OF PAYMENTS.

                5.6.1 ALLOCATION. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

                (a) FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

                (b)     SECOND, to Bank Product Debt;

                (c)     THIRD, to all amounts owing to Agent on Swingline Loans;

                (d) FOURTH, to all amounts owing to Issuing Bank on LC Obligations;

                (e)     FIFTH, to all Obligations constituting fees;

                (f)     SIXTH, to all Obligations constituting interest;

                (g) SEVENTH, to provide Cash Collateral for outstanding Letters of Credit; and

                (h)     EIGHTH, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by Borrower.

                5.6.2 ERRONEOUS APPLICATION. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

        5.7 APPLICATION OF PAYMENTS. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations as of such Business Day. Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records. If, as a result of Agent's receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Default or Event of Default exists.

        5.8     LOAN ACCOUNT; ACCOUNT STATED.

                5.8.1 LOAN ACCOUNT. Agent shall maintain in accordance with its usual and customary practices an account or accounts ("LOAN ACCOUNT") evidencing the Debt of Borrower resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder.

                5.8.2 ENTRIES BINDING. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

        5.9     TAXES.

                5.9.1 PAYMENTS FREE OF TAXES. Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, PROVIDED that if an Obligor shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;
(b) the Obligor shall make such deductions; and (c) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Without limiting the foregoing, Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities.

                5.9.2 PAYMENT. Borrower shall indemnify, hold harmless and reimburse Agent, Lenders and Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, any Lender or Issuing Bank with respect to any Obligations, Letters of Credit or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or Issuing Bank (with a copy to Agent), or by Agent, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower, Borrower shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Agent.

        5.10    FOREIGN LENDERS.

                5.10.1 EXEMPTION. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent as will enable Agent and Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

                5.10.2 DOCUMENTATION. Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States, a Foreign Lender shall deliver to Agent and Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Agent or Borrower, but only if such Foreign Lender is legally entitled to do so), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made.

        5.11    [INTENTIONALLY OMITTED.]

SECTION 6.  CONDITIONS PRECEDENT

        6.1 CONDITIONS PRECEDENT TO INITIAL LOANS. In addition to the conditions set forth in SECTION 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date ("Closing Date") that each of the following conditions has been satisfied:

                (a) Notes shall have been executed by Borrower and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

                (b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

                (c) Agent shall have received the Related Real Estate Documents for all Owned Real Estate subject to a Mortgage.

                (d) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

                (e) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Borrower is Solvent; (ii) no Default or Event of Default exists;
(iii) the representations and warranties set forth in SECTION 9 are true and correct; and (iv) Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

                (f) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

                (g) Agent shall have received a written opinion of Paul, Hastings, Janofsky & Walker, as well as any local counsel to Borrower or Agent, in form and substance satisfactory to Agent.

                (h) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

                (i) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, all in compliance with the Loan Documents.

                (j) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the assets, liabilities, business, financial condition or results of operation of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2005.

                (k) Borrower shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

                (l) Agent shall have received a Borrowing Base Certificate prepared as of December 31, 2006. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, the sum of Availability plus cash maintained by the Borrower on the Closing Date subject to Deposit Account Control Agreements shall be at least $30,000,000.

                (m) Agent shall have received, each in form and substance satisfactory to Agent, (i) a pro forma balance sheet of Borrower dated as of the Closing Date which balance sheet shall reflect no material changes from the most recent pro forma balance sheet of Borrower previously delivered to Agent, (ii) financial projections of Borrower evidencing Borrower's ability to comply with the financial covenants set forth in this Agreement, and (c) interim financial statements for Borrower as of November 30, 2006.

                (n) Borrower shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Loan Documents and the transactions contemplated thereby.

                (o) All environmental aspects relating to Borrower and its business, including all existing environmental reports shall be satisfactory to Agent.

                (p) Agent shall have received satisfactory field exams and satisfactory appraisals of Borrower's inventory.

                (q) The absence of any material disruption or a material adverse change in conditions in the financial, banking or capital markets that Agent, in its discretion, deems material in connection with the syndication of the Commitments.

        6.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrower, unless the following conditions are satisfied:

                (a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

                (b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

                (c) All conditions precedent in any other Loan Document shall be satisfied;

                (d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

                (e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

        6.3 LIMITED WAIVER OF CONDITIONS PRECEDENT. If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.  COLLATERAL

        7.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

                (a)     all Accounts;

                (b)     all Chattel Paper, including electronic chattel paper;

                (c)     all Commercial Tort Claims;

                (d)     all Deposit Accounts;

                (e)     all Documents;

                (f)     all General Intangibles, including Intellectual
Property;

                (g)     all Goods, including Inventory, Equipment and fixtures;

                (h)     all Instruments;

                (i)     all Investment Property;

                (j)     all Letter-of-Credit Rights;

                (k)     all Supporting Obligations;

                (l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

                (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

                (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

        Notwithstanding any of the other provisions set forth in this SECTION 7.1, this SECTION 7.1 shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is (x) prohibited by any requirements of any law, rule or regulation of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement or (y) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property; provided, further, that the exclusions set forth in clauses (x) and (y) above shall not apply to Accounts, payment intangibles or to any other category of Collateral to the extent such requirements of law, rule or regulation or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

        7.2     LIEN ON DEPOSIT ACCOUNTS; CASH COLLATERAL.

                7.2.1 DEPOSIT ACCOUNTS To further secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. At the election of Agent at any time when either an Event of Default has occurred and is continuing or Availability is less than $65,000,000 prior to the Syndication Date or less than $25,000,000 from and after the Syndication Date, Borrower authorizes and directs each bank or other depository to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding. Borrower irrevocably appoints Agent as Borrower's attorney-in-fact to collect such balances to the extent any such delivery is not so made.

                7.2.2 CASH COLLATERAL. Any Cash Collateral may be invested, at Agent's discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrower, and shall have no responsibility for any investment or loss. Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. Neither Borrower nor any other Person claiming through or on behalf of Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

        7.3     REAL ESTATE COLLATERAL.

                7.3.1 LIEN ON REAL ESTATE. The Obligations shall also be secured by Mortgages upon all Owned Real Estate; PROVIDED, that the Designated Real Estate shall not be required to secure the Obligations unless such Designated Real Estate is not sold prior to July 1, 2007. The Mortgages shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the Owned Real Estate covered thereby. If Borrower acquires Owned Real Estate hereafter or does not sell the Designated Real Estate prior to July 1, 2007, Borrower shall, within 30 days, execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Owned Real Estate, and shall deliver all Related Real Estate Documents.

                7.3.2 COLLATERAL ASSIGNMENT OF LEASES. To further secure the prompt payment and performance of all Obligations, Borrower hereby transfers and assigns to Agent, for the benefit of Secured Parties, all of Borrower's right, title and interest in, to and under all now or hereafter existing leases of real Property to which Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

        7.4     OTHER COLLATERAL.

                7.4.1 COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Agent in writing if Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $500,000) and, upon Agent's reasonable request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

                7.4.2 CERTAIN AFTER-ACQUIRED COLLATERAL. Borrower shall promptly notify Agent in writing if, after the Closing Date, Borrower obtains any interest in any Collateral consisting of Deposit Accounts (other than accounts exclusively used for payroll, payroll taxes, employee benefits or for petty cash not to exceed $25,000 at any time per account or $50,000 in the aggregate for all such petty cash accounts), Chattel Paper, Documents, Instruments, Intellectual Property (which notifications for new Intellectual Property shall be made once each Fiscal Quarter or at any time upon Agent's request), Investment Property or Letter-of-Credit Rights and, upon Agent's reasonable request, shall promptly take such actions as Agent deems necessary to effect Agent's duly perfected, first priority Lien upon such Collateral, including obtaining any necessary possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party (other than Inventory consigned to Home Depot Inc.), at Agent's reasonable request, Borrower shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

        7.5 NO ASSUMPTION OF LIABILITY. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrower relating to any Collateral.

        7.6 FURTHER ASSURANCES. Promptly upon Agent's reasonable request, Borrower shall deliver such instruments, assignments, title certificates (other than vehicle title certificates unless an Event of Default has occurred and is continuing), or other documents or agreements, and shall take such actions, as Agent deems necessary under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, Borrower shall, and shall cause each of its Subsidiaries to, guaranty the Obligations and to cause each such Subsidiary to grant to the Agent, for the benefit of the Secured Parties, a security interest in all of such Subsidiary's Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, Borrower shall, and shall cause each of its Subsidiaries to, pledge all of the Equity Interests of its Subsidiaries, in each instance, to the Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Equity Interests, Borrower shall, and shall cause each of its Subsidiaries to, deliver, or cause to be delivered, to the Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. Borrower authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

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        7.7     FOREIGN SUBSIDIARY STOCK. Notwithstanding SECTION 7, the
Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

SECTION 8.  COLLATERAL ADMINISTRATION

        8.1 BORROWING BASE CERTIFICATES. By the 10th Business Day of each month Borrower shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer, PROVIDED that Agent may in its reasonable discretion from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise;
(b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

        8.2     ADMINISTRATION OF ACCOUNTS.

                8.2.1 RECORDS AND SCHEDULES OF ACCOUNTS. Borrower shall keep accurate and complete records in all material respects of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a sales and collections report, in form reasonably satisfactory to Agent. Borrower shall also provide to Agent on such periodic basis as Agent may reasonably request, a detailed aged trial balance of all Accounts as of the end of the preceding period, specifying each Account's Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $500,000 or more cease to be Eligible Accounts, Borrower shall notify Agent of such occurrence promptly (and in any event within one Business Day) after Borrower has knowledge thereof.

                8.2.2 TAXES. If an Account of Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; PROVIDED, HOWEVER, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrower or with respect to any Collateral.

                8.2.3 ACCOUNT VERIFICATION. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone or otherwise; PROVIDED, that unless an Event of Default has occurred and is continuing, Agent shall provide Borrower with prior notice of any such verification. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                8.2.4 MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrower shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent's control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, if such Dominion Account is not maintained with Bank of America, waiving offset rights of such servicer or bank against any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges. At the election of Agent at any time when either an Event of Default has occurred and is continuing or Availability is less than $65,000,000 prior to the Syndication Date or less than $25,000,000 from and after the Syndication Date, such

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

agreements with each Dominion Account bank shall require such bank to immediately transfer on a daily basis all funds in each such Dominion Account to a Dominion Account maintained with Bank of America. Neither Agent nor Lenders assume any responsibility to Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

                8.2.5 PROCEEDS OF COLLATERAL. Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

        8.3     ADMINISTRATION OF INVENTORY.

                8.3.1 RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records in all material respects of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request. Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may reasonably request. Agent may participate in and observe each physical count.

                8.3.2 RETURNS OF INVENTORY. Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $100,000; and (d) any payment received by Borrower for a return is promptly remitted to Agent for application to the Obligations.

                8.3.3 ACQUISITION, SALE AND MAINTENANCE. Borrower shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. Borrower shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory; PROVIDED, THAT, Borrower may sell Inventory on consignment to Home Depot Inc. so long as the Value of such Inventory on consignment at any one time does not exceed 8% of the Value of all of Borrower's Inventory at such time. Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

        8.4     ADMINISTRATION OF EQUIPMENT AND OWNED REAL ESTATE.

                8.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate and complete records in all material respects of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a current schedule thereof, in form reasonably satisfactory to Agent. Promptly upon request, Borrower shall deliver to Agent evidence of its ownership or interests in any Equipment.

                8.4.2 DISPOSITIONS OF EQUIPMENT. Borrower shall not sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

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

                8.4.3 CONDITION OF EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the marketability and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Borrower shall ensure that the Equipment is capable of performing the functions for which it was designed, in accordance with manufacturer specifications, if any. Borrower shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

                8.4.4 CONDITION OF OWNED REAL ESTATE. Borrower shall keep all Owned Real Estate in good condition and repair and not make any adverse material changes in the use of the Owned Real Estate.

        8.5 ADMINISTRATION OF DEPOSIT ACCOUNTS. SCHEDULE 8.5 sets forth all Deposit Accounts maintained by Borrower, including all Dominion Accounts. Borrower shall take all actions necessary to establish Agent's control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $25,000 at any time per account or $50,000 in the aggregate for all such accounts or the accounts designated on SCHEDULE 8.5 to be closed on or before April 30, 2007). Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Borrower shall promptly notify Agent of any opening or closing of a Deposit Account (other than those described in the foregoing parenthetical) and, with the consent of Agent, will amend SCHEDULE 8.5 to reflect same. If the accounts designated on SCHEDULE
8.5 to be closed are not so closed on or before April 30, 2007, Borrower shall take all actions necessary to establish Agent's control over such accounts pursuant to Deposit Account Control Agreements to be executed and delivered to Agent on or prior to May 31, 2007.

        8.6     GENERAL PROVISIONS.

                8.6.1 LOCATION OF COLLATERAL. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in SCHEDULE 8.6.1, except that Borrower may (a) make sales or other dispositions of Collateral in accordance with SECTION 10.2.6; and (b) move Collateral to another location in the United States, upon 10 Business Days prior written notice to Agent.

                8.6.2   INSURANCE OF COLLATERAL; CONDEMNATION PROCEEDS.

                (a) Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy shall be payable to Agent. From time to time upon request, Borrower shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrower may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent to the extent Loans are outstanding and if no Loans are outstanding, such proceeds shall be deposited in a Dominion Account. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

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

                (b) Any proceeds of insurance (other than proceeds from workers' compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent to the extent Loans are outstanding and if no Loans are outstanding, such proceeds shall be deposited in a Dominion Account. Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding. Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied to Revolver Loans and then to other Obligations.

                (c) Subject to clause (d) below, if requested by Borrower in writing within 15 days after Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is undertaken and concluded as promptly as practical, in accordance with plans reasonably satisfactory to Agent; (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; and (iv) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $5,000,000.

                (d) Notwithstanding anything in clause (c) to the contrary, to the extent the aggregate amount of proceeds or awards from any single casualty or condemnation is $500,000 or less and no Event of Default exists, Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate.

                8.6.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower's sole risk.

                8.6.4 DEFENSE OF TITLE TO COLLATERAL. Borrower shall at all times defend its title to any material Collateral and Agent's Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

        8.7 POWER OF ATTORNEY. Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent's designee, may, without notice and in either its or Borrower's name, but at the cost and expense of Borrower:

                (a) Endorse Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

                (b) During an Event of Default, (i) notify any Account Debtors of the assignment of its Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign Borrower's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Borrower, and notify postal authorities to change

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the address for delivery thereof to such address as Agent may designate; (vii)
endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker's acceptance for which Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill Borrower's obligations under the Loan Documents.

SECTION 9.  REPRESENTATIONS AND WARRANTIES

        9.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, Borrower represents and warrants that:

                9.1.1 ORGANIZATION AND QUALIFICATION. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                9.1.2 POWER AND AUTHORITY. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

                9.1.3 ENFORCEABILITY. Each Loan Document to which an Obligor is a party (other than Related Real Estate Documents that are not agreements) is a legal, valid and binding obligation of each such Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                9.1.4 CAPITAL STRUCTURE. SCHEDULE 9.1.4 shows, for each Obligor and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests (which in the case of Parent, shall be limited to any holder of 25% or more of the Equity Interests of Parent), and all agreements binding on such holders with respect to their Equity Interests. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of Borrower or any Subsidiary.

                9.1.5 CORPORATE NAMES; LOCATIONS. During the five years preceding the Closing Date, except as shown on SCHEDULE 9.1.5, neither Borrower nor any Subsidiary has been known as or used any corporate or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Borrower and Subsidiaries are shown on SCHEDULE 8.6.1.

                9.1.6 TITLE TO PROPERTIES; PRIORITY OF LIENS. Borrower and each Subsidiary has good and marketable title to all of its Owned Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Borrower and each Subsidiary has valid leasehold interests in all Real Estate which it leases. Borrower and each Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

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                9.1.7   ACCOUNTS. Agent may rely, in determining which Accounts
are Eligible Accounts, on all statements and representations made by Borrower with respect thereto. Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

                (a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

                (b) it arises out of a completed, BONA FIDE sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

                (c) it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

                (d) it is not subject to any offset, Lien (other than Agent's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is owing by the Account Debtor, without contingency in any respect;

                (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the Borrower is the sole payee or remittance party shown on the invoice;

                (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

                (g) to the Borrower's knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

                9.1.8 FINANCIAL STATEMENTS. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder's equity, of Borrower and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrower and Subsidiaries at the dates and for the periods indicated (subject to, in the case of unaudited financial statements, the absence of footnotes and normal year end adjustments). All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2005, there has been no change in the condition, financial or otherwise, of Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Borrower and each Subsidiary is Solvent.

                9.1.9 SURETY OBLIGATIONS. Neither Borrower nor any Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

                9.1.10 TAXES. Borrower and each Subsidiary has filed all federal, state and material local tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and each Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                9.1.11 BROKERS. There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

                9.1.12 INTELLECTUAL PROPERTY. Borrower and each Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to Borrower's knowledge, threatened Intellectual Property Claim with respect to Borrower, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on SCHEDULE 9.1.12, neither Borrower nor any Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All registered Intellectual Property owned, and all other material Intellectual Property used or licensed by, or otherwise subject to any interests of, Borrower or any Subsidiary is shown on
SCHEDULE 9.1.12.

                9.1.13 GOVERNMENTAL APPROVALS. Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance or absence of good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrower and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                9.1.14 COMPLIANCE WITH LAWS. Borrower and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to Borrower or any Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA.

                9.1.15 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed on SCHEDULE 9.1.15, neither Borrower's nor any Subsidiary's past or present operations, Real Estate or other Properties are to Borrower's knowledge subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither Borrower nor any Subsidiary has received any Environmental Notice. Neither Borrower nor any Subsidiary, to Borrower's knowledge, has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

                9.1.16 BURDENSOME CONTRACTS. Neither Borrower nor any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is party or subject to any Restrictive Agreement, except as shown on SCHEDULE 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

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

                9.1.17 LITIGATION. Except as shown on SCHEDULE 9.1.17, there are no proceedings or investigations pending or, to Borrower's knowledge, threatened against Borrower or any Subsidiary, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Borrower or any Subsidiary. Neither Borrower nor any Subsidiary is in default with respect to any order, injunction or similar judgment in excess of $500,000 of any Governmental Authority.

                9.1.18 NO DEFAULTS. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. Neither Borrower nor any Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.

                9.1.19  ERISA. Except as disclosed on SCHEDULE 9.1.19:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of $1,000,000 under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability in excess of $1,000,000 (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                (d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

                9.1.20 TRADE RELATIONS. There exists no actual or, to Borrower's knowledge, threatened termination, limitation or modification of any business relationship between Borrower or any Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the

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aggregate are material to the business of Borrower and its Subsidiaries taken as a whole. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of Borrower or any Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

                9.1.21 LABOR RELATIONS. Except as described on SCHEDULE 9.1.21, neither Borrower nor any Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of Borrower's or any Subsidiary's employees, or, to Borrower's knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

                9.1.22 PAYABLE PRACTICES. Neither Borrower nor any Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

                9.1.23 NOT A REGULATED ENTITY. No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                9.1.24 MARGIN STOCK. Neither Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

                9.1.25 REPRESENTATIONS REGARDING INDENTURE. Neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrower violates the Indenture, including Section 4.12 thereof. Borrower further certifies that this Agreement and the Commitments and Obligations constitute a "Credit Agreement" under the Indenture.

        9.2 COMPLETE DISCLOSURE. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

        10.1 AFFIRMATIVE COVENANTS. As long as any Commitments or Obligations are outstanding, Borrower shall, and shall cause each Subsidiary to:

                10.1.1  INSPECTIONS; APPRAISALS.

                (a) Permit Agent from time to time, subject (except when an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Borrower or any Subsidiary, inspect, audit and make extracts from Borrower's or any Subsidiary's books and records, and discuss with its officers, employees (with the consent of a Senior Officer not to be unreasonably withheld), agents, advisors and independent accountants Borrower's or such Subsidiary's business, financial condition, assets, prospects and results of operations; PROVIDED that absent the existence of an Event of Default, such inspections and audits shall be limited to two times per Loan Year. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Borrower. Borrower acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrower shall not be entitled to rely upon them.

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                (b)     Reimburse Agent for all charges, costs and expenses of
Agent in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year; and (ii) appraisals of Inventory, Equipment and Owned Real Estate up to one time per Loan Year; PROVIDED, HOWEVER, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrower without regard to such limits. Subject to and without limiting the foregoing, Borrower specifically agrees to pay Agent's then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent's internal appraisal group. This Section shall not be construed to limit Agent's right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

                10.1.2 FINANCIAL AND OTHER INFORMATION. Keep adequate records and books of account in all material respects with respect to its business activities, in which proper entries in all material respects are made in accordance with GAAP reflecting financial transactions in all material respects; and furnish to Agent and Lenders:

                (a) as soon as available, and in any event within 90 days after the close of each Fiscal Year (commencing with the 2006 Fiscal Year), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders' equity for such Fiscal Year, on consolidated and consolidating bases for Parent, Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, "going concern" or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

                (b) as soon as available, and in any event within 30 days after the end of each month (commencing with the month ending December 31, 2006) (but within 60 days after the last month in a Fiscal Year commencing with the 2006 Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent, Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

                (c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower;

                (d) copies of all final management letters and other material reports submitted to Borrower by their accountants within five days of receipt thereof;

                (e) not later than 30 days after the end of each Fiscal Year, projections of Borrower's consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

                (f) at Agent's reasonable request, a listing of Borrower's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in reasonable form reasonably satisfactory to Agent;

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                (g)     promptly after the sending or filing thereof, copies of
any proxy statements, financial statements or reports that Parent has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Borrower to the public concerning material changes to or developments in the business of Borrower;

                (h) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

                (i) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrower's, Subsidiary's or other Obligor's financial condition or business; and

                (j) within sixty (60) days after the Closing Date, a written analysis of all License Agreements affecting Inventory, which analysis shall detail the Inventory that is subject to restrictions on the ability of the Agent to dispose of such Inventory;

Simultaneously with retaining accountants for their annual audit, Borrower shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders. Agent is authorized to send such notice if Borrower fails to do so for any reason.

                10.1.3 NOTICES. Notify Agent and Lenders in writing, as promptly as practical after Borrower's obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened material labor dispute or any strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any material Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrower's independent accountants; (k) the existence of any occurrence or condition on any Owned Real Estate that could cause any portion of the Owned Real Estate to be classified as "border zone property" under the provisions of the California Health and Safety Code or any related regulations or (l) any opening of a new office or place of business, at least 10 days prior to such opening.

                10.1.4 LANDLORD AND STORAGE AGREEMENTS. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

                10.1.5 COMPLIANCE WITH LAWS. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any material Environmental Release occurs at or on any Properties of Borrower or any Subsidiary, it shall act promptly and diligently to investigate and report to Agent the extent of, and, if required by Environmental Laws, to make appropriate remedial action to eliminate, such Environmental Release.

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

                10.1.6 TAXES. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

                10.1.7 INSURANCE. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to Agent, with respect to the Properties and business of Borrower and Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

                10.1.8 LICENSES. Keep each License affecting any material Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrower and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new material License, in each case at least 30 days prior to its effective date; pay all Royalties when due which are in excess of $50,000 in the aggregate for all Licenses affecting Collateral; and notify Agent of any default or breach asserted by any Person to have occurred under any material License.

                10.1.9 FUTURE SUBSIDIARIES. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

                10.1.10 INDENTURE. With respect to the Senior Notes, Borrower shall have refinanced, defeased or otherwise reserved for the Senior Notes on or prior to April 1, 2011 in a manner reasonably satisfactory to Agent.

        10.2 NEGATIVE COVENANTS. As long as any Commitments or Obligations are outstanding, Borrower shall not, and shall cause each Subsidiary not to:

                10.2.1 PERMITTED DEBT. Create, incur, guarantee or suffer to exist any Debt, except:

                (a)     the Obligations;

                (b)     Subordinated Debt;

                (c)     Permitted Purchase Money Debt;

                (d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans, as described on SCHEDULE 10.2.1;

                (e)     Bank Product Debt;

                (f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by Borrower or a Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $500,000 in the aggregate at any time;

                (g)     Permitted Contingent Obligations;

                (h) Refinancing Debt as long as each Refinancing Condition is satisfied; and

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

                (i) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $3,000,000 in the aggregate at any time.

                10.2.2 PERMITTED LIENS. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "PERMITTED LIENS"):

                (a)     Liens in favor of Agent;

                (b)     Purchase Money Liens securing Permitted Purchase Money
Debt;

                (c)     Liens for Taxes not yet due or being Properly Contested;

                (d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrower or any Subsidiary;

                (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent's Liens;

                (f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

                (g) Liens arising by virtue of a judgment or judicial order against Borrower or any Subsidiary which do not constitute an Event of Default under SECTION 11.1(G);

                (h) easements, rights-of-way, zoning and other restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Owned Real Estate, that do not secure any monetary obligation or materially impair operation of the business of Borrower or any Subsidiary;

                (i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

                (j)     existing Liens shown on SCHEDULE 10.2.2;

                (k) nonexclusive licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary; and

                (l) Liens created pursuant to or in connection with Capital Leases permitted pursuant to this Agreement, PROVIDED that (1) such Liens only serve to secure the payment of Debt arising under such Capital Leases and (2) the Liens encumbering the assets leased or purported to be leased under such Capital Leases do not encumber any other assets of the Borrower or any of its Subsidiaries.

                10.2.3 CAPITAL EXPENDITURES. Make Capital Expenditures in excess of $20,000,000 in the aggregate during the 2007 Fiscal Year or in excess of $12,000,000 in the aggregate during any Fiscal Year thereafter; PROVIDED, HOWEVER, that if the amount of Capital Expenditures permitted to be made in any Fiscal Year exceeds the amount actually made, up to $5,000,000 of such excess may be carried forward to the next Fiscal Year.

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

                10.2.4 DISTRIBUTIONS; UPSTREAM PAYMENTS. Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on SCHEDULE 9.1.16. Notwithstanding the foregoing, Borrower may make Distributions after the Syndication Date; PROVIDED, that immediately before, and after giving effect to each such Distribution, (a) no Event of Default has occurred and is continuing or would result from such Distribution, (b) the aggregate of amount of such Distributions does not exceed an amount equal to (i) $3,000,000 in any Fiscal Year LESS the amount paid under SECTION 10.2.8(B) in such Fiscal Year and (ii) $10,000,000 in the aggregate during the term of this Agreement LESS the amount paid under
SECTION 10.2.8(B) during the term of this Agreement, which dollar limitations shall be eliminated at such time when Borrower has delivered to Agent financial statements and corresponding Compliance Certificates for two consecutive Fiscal Quarters which demonstrate that Borrower has achieved a Fixed Charge Coverage Ratio of at least 1.1:1.0 for two consecutive Fiscal Quarters and (c) from and after the date on which the dollar limitations under the preceding clause (b) are eliminated, Borrower has Availability of at least $35,000,000 after giving pro forma effect to such Distribution.

                10.2.5 RESTRICTED INVESTMENTS. Make any Restricted Investment, except that after the Syndication Date Borrower may make an Acquisition of substantially all of the assets of a Target, which assets are located in the United States, or 100% of the Equity Interests of a Target incorporated under the laws of any State in the United States to the extent that each of the following conditions shall have been satisfied:

                (a) Borrower shall have furnished to the Agent and Lenders at least ten (10) Business Days prior to the consummation of such Acquisition
(1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, (3) a certificate of a Senior Officer of Borrower demonstrating on a pro forma basis compliance with the covenants set forth in SECTION 10.3 hereof after giving effect to the consummation of such Acquisition and (4) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by SECTION 7.6) as the Agent reasonably shall request;

                (b) Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by SECTION 7.6 and the Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller's representations, warranties and indemnities to Borrower or any of its Subsidiaries under the acquisition documents;

                (c) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

                (d) no Event of Default shall have occurred and be continuing or would result after giving effect to such Acquisition;

                (e) the total consideration paid or payable (including without limitation, any deferred payment) for all Acquisitions consummated during (i) any Fiscal Year shall not exceed $10,000,000 in the aggregate for all such Acquisitions and (ii) the term of this Agreement shall not exceed $20,000,000 in the aggregate for all such Acquisitions, which dollar limitations

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shall be eliminated at such time when Borrower has delivered to Agent financial statements and corresponding Compliance Certificates for two consecutive Fiscal Quarters which demonstrate that Borrower has achieved a Fixed Charge Coverage Ratio of at least 1.1:1.0 for two consecutive Fiscal Quarters;

                (f) from and after the date on which the dollar limitations under the preceding clause (e) are eliminated, Borrower has Availability of at least $35,000,000 after giving pro forma effect to such Acquisition; and

                (g) the Target has EBITDA, subject to proforma adjustments acceptable to the Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero.

                10.2.6 DISPOSITION OF ASSETS. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under SECTION 8.4.2, or a transfer of Property by a Subsidiary or Obligor to Borrower.

                10.2.7 LOANS. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) the loans described on SCHEDULE 10.2.7; and (e) other loans and advances not to exceed $300,000 at any time outstanding.

                10.2.8 RESTRICTIONS ON PAYMENT OF CERTAIN DEBT. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent), except that Borrower may repurchase its Senior Notes after the Syndication Date; PROVIDED, that immediately before, and after giving effect to each such repurchase, (i) no Event of Default has occurred and is continuing or would result from such repurchase, (ii) the aggregate of amount paid for such repurchases does not exceed an amount equal to (A) $3,000,000 in any Fiscal Year LESS the amount of Distributions made under SECTION 10.2.4 in such Fiscal Year and (B) $10,000,000 in the aggregate during the term of this Agreement LESS the amount of Distributions made under SECTION 10.2.4 during the term of this Agreement, which dollar limitations shall be eliminated at such time when Borrower has delivered to Agent financial statements and corresponding Compliance Certificates for two consecutive Fiscal Quarters which demonstrate that Borrower has achieved a Fixed Charge Coverage Ratio of at least 1.1:1.0 for two consecutive Fiscal Quarters and (iii) from and after the date on which the dollar limitations under the preceding clause (ii) are eliminated, Borrower has Availability of at least $35,000,000 after giving pro forma effect to such repurchase.

                10.2.9 FUNDAMENTAL CHANGES. Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

                10.2.10 SUBSIDIARIES. Form or acquire any Subsidiary after the Closing Date, except in accordance with SECTIONS 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

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                10.2.11 ORGANIC DOCUMENTS. Amend, modify or otherwise change in any material respect any of its Organic Documents as in effect on the Closing Date.

                10.2.12 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrower and Subsidiaries.

                10.2.13 ACCOUNTING CHANGES. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with SECTION 1.2; or change its Fiscal Year.

                10.2.14 RESTRICTIVE AGREEMENTS. Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on SCHEDULE 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases and other contracts restricting assignment thereof.

                10.2.15 HEDGING AGREEMENTS. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

                10.2.16 CONDUCT OF BUSINESS. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

                10.2.17 AFFILIATE TRANSACTIONS. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by SECTION 10.2.7;
(c) payment of customary directors' fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on SCHEDULE 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

                10.2.18 PLANS. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

                10.2.19 AMENDMENTS TO SUBORDINATED DEBT OR INDENTURE. Amend, supplement or otherwise modify the Senior Notes or the Indenture or any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for Borrower or any Subsidiary, or that is otherwise materially adverse to Borrower, any Subsidiary or Lenders; or (g) results in this Agreement not constituting a "Credit Agreement" under the Indenture, or otherwise not being fully benefited by the subordination provisions with respect to any Subordinated Debt.

        10.3 FIXED CHANGE COVERAGE RATIO. As long as any Commitments or Obligations are outstanding and from and after the date on which the Availability Block is reduced to $0, Borrower shall, to the extent Availability is less than $65,000,000 prior to the Syndication Date or less than $25,000,000 from and after the Syndication Date, maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.0 for the Fiscal Quarter most recently ended and for each Fiscal Quarter ending thereafter during such time when Availability is less than $65,000,000 prior to the Syndication Date or less than $25,000,000 from and after the Syndication Date.

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SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

        11.1 EVENTS OF DEFAULT. Each of the following shall be an "EVENT OF DEFAULT" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

                (a) Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

                (b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

                (c) Borrower breaches or fail to perform any covenant contained in SECTIONS 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.11, 10.2 or
10.3;

                (d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; PROVIDED, HOWEVER, that such notice and opportunity to cure shall not apply if the breach or failure to perform is a willful breach by an Obligor;

                (e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Required Lenders);

                (f) Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $2,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

                (g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

                (h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $2,000,000;

                (i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor ceases to be Solvent;

                (j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

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                (k)     An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan that has resulted or could reasonably be expected to result in liability in excess of $2,000,000 of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment in excess of $2,000,000 with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

                (l) An Obligor or any of its Senior Officers is criminally convicted for (i) a felony committed in the conduct of the Obligor's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

                (m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.

        11.2    REMEDIES UPON DEFAULT. If an Event of Default described in
SECTION 11.1(J) occurs with respect to Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

                (a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

                (b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

                (c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in SECTION 6 are satisfied); and

                (d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to
(i) take possession of any Collateral; (ii) require Borrower to assemble Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrower, Borrower agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

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        11.3    LICENSE. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Borrower's rights and interests under Intellectual Property shall inure to Agent's benefit.

        11.4 SETOFF. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

        11.5    REMEDIES CUMULATIVE; NO WAIVER.

                11.5.1 CUMULATIVE RIGHTS. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

                11.5.2 WAIVERS. The failure or delay of Agent or any Lender to require strict performance by Borrower with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrower and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Borrower that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

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SECTION 12. AGENT

        12.1    APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

                12.1.1 APPOINTMENT AND AUTHORITY. Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent's benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

                12.1.2 DUTIES. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent's part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

                12.1.3 AGENT PROFESSIONALS. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

                12.1.4 INSTRUCTIONS OF REQUIRED LENDERS. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in SECTION 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

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        12.2    AGREEMENTS REGARDING COLLATERAL AND FIELD EXAMINATION REPORTS.

                12.2.1 LIEN RELEASES; CARE OF COLLATERAL. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrower certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Borrower certifies is a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

                12.2.2 POSSESSION OF COLLATERAL. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent's instructions.

                12.2.3 REPORTS. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral ("REPORT"). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrower's books and records as well as upon representations of Borrower's officers and employees; and (c) to keep all Reports confidential and strictly for such Lender's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain any part or contents of a Report through such Lender.

        12.3 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

        12.4 ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

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        12.5    RATABLE SHARING. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with SECTION 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with SECTION 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.

        12.6 INDEMNIFICATION OF AGENT INDEMNITEES. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In Agent's discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

        12.7 LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

        12.8    SUCCESSOR AGENT AND CO-AGENTS.

                12.8.1 RESIGNATION; SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (PROVIDED no Default or Event of Default exists) is reasonably acceptable to Borrower. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without

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further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in SECTIONS 12.6 and 14.2. Notwithstanding any Agent's resignation, the provisions of this SECTION 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

                12.8.2 SEPARATE COLLATERAL AGENT. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

        12.9 DUE DILIGENCE AND NON-RELIANCE. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

        12.10 REPLACEMENT OF CERTAIN LENDERS. If a Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (d) cannot make a LIBOR Revolver Loan in accordance with SECTION 3.5 or (e) requests reimbursement for increased costs pursuant to
SECTION 3.7, or taxes pursuant to SECTION 5.9 then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent's notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

        12.11   REMITTANCE OF PAYMENTS AND COLLECTIONS.

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                12.11.1 REMITTANCES GENERALLY. All payments by any Lender to
Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent's right of offset for any amounts due from such Lender under the Loan Documents.

                12.11.2 FAILURE TO PAY. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrower be entitled to receive credit for any interest paid by a Lender to Agent.

                12.11.3 RECOVERY OF PAYMENTS. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, ON DEMAND, such Lender's Pro Rata share of the amounts required to be returned.

        12.12 AGENT IN ITS INDIVIDUAL CAPACITY. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

        12.13 AGENT TITLES. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an "Agent" or "Arranger" of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

        12.14 NO THIRD PARTY BENEFICIARIES. This SECTION 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This SECTION 12 does not confer any rights or benefits upon Borrower or any other Person. As between Borrower and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

        13.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or delegate its obligations under any Loan Documents; and (b)

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any assignment by a Lender must be made in compliance with SECTION 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with SECTION 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

        13.2    PARTICIPATIONS.

                13.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 5.9 unless Borrower agrees otherwise in writing.

                13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, any Guarantor or substantial portion of the Collateral.

                13.2.3 BENEFIT OF SET-OFF. Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with SECTION 12.5 as if such Participant were a Lender.

        13.3    ASSIGNMENTS.

                13.3.1 PERMITTED ASSIGNMENTS. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount (unless otherwise agreed by Agent in its discretion); (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance which shall be consented to in writing by Agent and, to the extent no Event of Default has occurred and is continuing, Borrower (which consent of Borrower shall not be unreasonably withheld and shall not be required if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund). Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; PROVIDED, HOWEVER, that any payment by

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Borrower to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrower's obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

                13.3.2 EFFECT; EFFECTIVE DATE. Upon delivery to Agent of an assignment notice in the form of EXHIBIT C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this SECTION
13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with SECTION 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14. MISCELLANEOUS

        14.1    CONSENTS, AMENDMENTS AND WAIVERS.

                14.1.1 AMENDMENT. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

                (a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

                (b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or SECTION 2.3;

                (c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

                (d) without the prior written consent of all Lenders (except a defaulting Lender as provided in SECTION 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter
SECTION 5.6, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, decrease the Availability Block (except as otherwise required under the definition of Availability Block) or increase total Commitments; (vi) release Collateral with a book value greater than $1,000,000 during any calendar year, except as contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

                14.1.2 LIMITATIONS. The agreement of Borrower shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

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

                14.1.3 PAYMENT FOR CONSENTS. Borrower will not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

        14.2 INDEMNITY. BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

        14.3    NOTICES AND COMMUNICATIONS.

                14.3.1 NOTICE ADDRESS. Subject to SECTION 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to Borrower, at Borrower's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this SECTION 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to SECTION 2.1.4, 2.3, 3.1.2, 4.1.1 or
5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

                14.3.2 ELECTRONIC COMMUNICATIONS; VOICE MAIL. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by SECTION 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under SECTION 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications, except as otherwise provided in SECTION 14.11. Electronic and voice mail may not be used as effective notice under the Loan Documents.

                14.3.3 NON-CONFORMING COMMUNICATIONS. Agent and Lenders may rely upon any notices purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of Borrower.

        14.4 PERFORMANCE OF BORROWER'S OBLIGATIONS. Agent may, in its discretion at any time and from time to time, at Borrower's expense, pay any amount or do any act required of Borrower under any Loan Documents to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of Taxes, a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrower, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

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

        14.5 CREDIT INQUIRIES. Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties (other than holders of Borrowed Money) concerning Borrower or any Subsidiary.

        14.6 SEVERABILITY. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

        14.7 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

        14.8 COUNTERPARTS. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

        14.9 ENTIRE AGREEMENT. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

        14.10 OBLIGATIONS OF LENDERS. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of Borrower. Borrower acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Borrower, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and Borrower, Agent, Issuing Bank and Lender expressly disclaim any fiduciary relationship.

        14.11 CONFIDENTIALITY. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) subject to an agreement containing provisions substantially the

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same as those of this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of the Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrower. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrower and a general description of Borrower's businesses, and may use Borrower's names in advertising and other promotional materials. For purposes of this Section, "INFORMATION" means all information received from an Obligor or Subsidiary (or any of their agents or representatives identified as acting for an Obligor or Subsidiary) or received pursuant to the terms of this Agreement relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or Subsidiary. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

        14.12   INTENTIONALLY OMITTED.

        14.13 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

        14.14   CONSENT TO FORUM.

                14.14.1 FORUM. BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

        14.15 WAIVERS BY BORROWER. To the fullest extent permitted by Applicable Law, Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies;
(e) the benefit of all valuation, appraisement and exemption laws; (f) any claim

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against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrower. Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        14.16 PATRIOT ACT NOTICE. Agent and Lenders hereby notify Borrower that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrower's management and owners, such as legal name, address, social security number and date of birth.


[Remainder of page intentionally left blank; signatures begin on following page]


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        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

                                        BORROWER:
                                        ---------

                                        HINES NURSERIES, INC.


                                        By: /s/ Claudia M. Pieropan
                                            ------------------------------------
                                        Title: CFO
                                               ---------------------------------
                                        Address:

                                              12621 Jeffrey Road
                                              ----------------------------------
                                              Irvine, CA  92808
                                              ----------------------------------
                                              Attn:
                                                   -----------------------------
                                              Telecopy:
                                                       -------------------------




                               Schedule 10.2.17-1

                                        AGENT AND LENDERS:
                                        ------------------

                                        BANK OF AMERICA, N.A.,
                                        as Agent and Lender


                                        By: /s/ Sandra J. Evans
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------
                                        Address:

                                              One South Wacker Drive, Suite 3400
                                              ----------------------------------
                                              Chicago, Illiniois, 60606
                                              ----------------------------------
                                              Attn: Senior Portfolio Manager
                                                    ----------------------------
                                              Telecopy: 312-332-6537
                                                        ------------------------


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